Exhibit 5.1

2001 ROSS AVENUE	AUSTIN
DALLAS, TEXAS	BEIJING
75201-2980	DALLAS
DUBAI
TEL +1 214.953.6500	HONG KONG
FAX +1 214.953.6503	HOUSTON
www.bakerbotts.com	LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON

October 31, 2011

Blueknight Energy Partners, L.P.
Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136

Ladies and Gentlemen:

We have acted as counsel to Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933 (the “Securities Act”) of the offer and sale (the “Offering”) by the Partnership of up to 11,846,990 Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”).

The Series A Preferred Units are being issued pursuant to a prospectus supplement, dated September 27, 2011, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on September 27, 2011, to a prospectus dated July 26, 2011 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-175124) (the “Registration Statement”), which Registration Statement was declared effective by the Commission on July 26, 2011.  The Offering is being made in connection with the distribution by the Partnership to its unitholders of transferable subscription rights (the “Rights”) to purchase the Series A Preferred Units.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Registration Statement, including the Prospectus, (ii) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership  (the “Partnership Agreement”), (iii) the Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) in connection with the formation of the Partnership, (iv) the forms of certificates evidencing the Rights and the Series A Preferred Units, (v) certain resolutions adopted by the board of directors of Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “Company”), relating to the Offering and (vi) such other documents as we have deemed necessary or appropriate for purposes of this opinion.  In addition, we have received certain certificates of officers of the Company on behalf of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

- 2 -	October 31, 2011

In connection with rendering the opinion set forth below, we have assumed that all information contained in all documents reviewed by us is true and correct, that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that the Series A Preferred Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement.

Based upon our examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that, the Series A Preferred Units when issued and delivered on behalf of the Partnership upon due and proper exercise of the Rights and receipt of payment therefor as described in the Prospectus, will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act).  The common units representing limited partner interests in the Partnership (the “Common Units”) that are issuable upon conversion of the Series A Preferred Units, when and if issued upon such conversion in accordance with the Partnership Agreement, will have been duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act).

The opinion set forth above is limited in all respects to the Delaware Act and federal laws of the United States, and no opinion is expressed herein as to matters governed by the law of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.